----------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-A12B




               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



                          United Investors Realty Trust
             (Exact name of registrant as specified in its charter)



                                Texas 76-0265701
  (State of incorporation or organization) (I.R.S. Employer Identification No.)



                           5847 San Felipe, Suite 850
                              Houston, Texas 77057
               (Address of principal executive office) (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

                 Title of each class           Name of each exchange on which
                 to be so registered           each class is to be registered

          Rights to purchase Series A
                 Participating
               Preferred Shares                     Pacific Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None



Item 1.  Description of Registrant's Securities to be Registered

     The authorized capital shares of United Investors Realty Trust (the "Company") consist of 500,000,000 common shares, no par value per share (the "Common Shares"), and 50,000,000 preferred shares, of which 20,000 preferred shares have a par value of $100 per share, and 5,000,000 are designated the Series A Participating Preferred Shares, no par value per share (the Series A Participating Preferred Shares being referred to herein as the "Preferred Shares").

Summary of Rights to Purchase Preferred Shares

     On January 25, 2001, the Board of Trust Managers of the Company declared a dividend distribution of one preferred share purchase right (a "Right") for each outstanding Common Share. The distribution is payable on February 6, 2001 (the "Record Date") to the shareholders of record as of the close of business on that date. Each Right entitles the registered holder thereof to purchase from the Company one one-hundredth of a Preferred Share at a price of $13, subject to adjustment. The following is a summary of the Rights; the full description and terms of the Rights are set forth in a Rights Agreement, dated as of January 25, 2001 (the "Rights Agreement"), between the Company and Fleet National Bank, as Rights Agent (the "Rights Agent").

     Copies of the Rights Agreement and the Statement of Designations specifying the terms of the Preferred Shares (the "Statement of Designations") are available free of charge from the Company. This summary description of the Rights and the Preferred Shares does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Rights Agreement and the Statement of Designations, including the definitions therein of certain terms, which Rights Agreement and Statement of Designations are incorporated herein by reference.

     Initially, the Rights will attach to all certificates representing outstanding Common Shares, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Shares and the Distribution Date will occur upon the earlier of (i) the tenth day after the first date of public announcement by the Company or an Acquiring Person (as hereinafter defined) that an Acquiring Person has become such (or, if such tenth day occurs before the Record Date, the close of business on the Record Date) or
(ii) the tenth business day (or such later date as may be determined by action of the Board of Trust Managers prior to the time a person becomes an Acquiring Person) after the date of the commencement by any person (other than an Exempt Person (as hereinafter defined)) of, or of the first public announcement of the intention of any person (other than an Exempt Person) to commence, a tender offer or exchange offer the consummation of which would result in any person becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date").

     The term "Acquiring Person" means any person who or which, together with all of its affiliates and associates, shall be the beneficial owner of 15% or more of the outstanding Common Shares, but shall not include the Company or any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan (any such excepted person being an "Exempt Person"). If the Board of Trust Managers of the Company determines in good faith that a person who would otherwise be an Acquiring Person has become such inadvertently (including, without limitation, because (i) such person was unaware that it beneficially owned a percentage of Common Shares that would otherwise cause such person to be an Acquiring Person or (ii) such person was aware of the extent of its beneficial ownership of Common Shares but was unaware of the consequences of such beneficial ownership under the Rights Agreement) and without any intention of changing or influencing control of the Company, and such person, as promptly as practicable after being advised of such determination divested or divests himself or itself of beneficial ownership of a sufficient number of Common Shares so that such person would no longer be an Acquiring Person, then such person shall not be deemed to be or to have become an Acquiring Person for any purpose under the Rights Agreement.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights to Purchase Preferred Shares being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Rights Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on February 6, 2011 (the "Expiration Date").

     The Purchase Price payable, and the number of one one-hundredths of a Preferred Share or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a dividend payable in Preferred Shares on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends, dividends necessary to retain the Company's status for federal income tax purposes as a real estate investment trust or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to in
(ii) above).

     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a share split of the Common Shares or a dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of Common Shares occurring, in any such case, prior to the Distribution Date.

     In the event that, at any time after a person becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or more than 50% of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right (the "Flip-Over Right").

     In the event that a person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right (other than the Acquiring Person and its affiliates and associates) will thereafter have the right to receive upon exercise that number of Common Shares (or, under certain circumstances, cash, other equity securities or property of the Company) having a market value equal to two times the Purchase Price of the Rights (the "Flip-In Right"). Upon the occurrence of the foregoing event giving rise to the exercisability of the Rights, any Rights that are or were at any time owned by an Acquiring Person shall become void.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. Upon exercise of the Rights, no fractional Preferred Shares will be issued other than fractions which are integral multiples of one one-hundredth of a Preferred Share; cash will be paid in lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share. The Company shall not be required to issue fractions of Rights or to distribute Rights certificates which evidence fractional Rights. In lieu of fractional Rights, there shall be paid to the registered holders of the Rights Certificates with respect to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.

     At any time after any person or group becomes an Acquiring Person, and prior to the acquisition by any person or group of 50% or more of the outstanding Common Shares, the Company may exchange the Rights (other than Rights owned by the Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one Common Share per one one-hundredth of a Preferred Share (subject to adjustment).

     At any time prior to such time as any person becomes an Acquiring Person, the Board of Trust Managers of the Company may, at its option, redeem the Rights in whole, but not in part, at a price of $0.01 per Right, appropriately adjusted to reflect any share split, share dividend or similar transaction (the "Redemption Price"). Immediately upon any redemption of the Rights described in this paragraph, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price.

     For so long as the Rights are then redeemable, the Company may, in its sole and absolute discretion, supplement or amend any provision of the Rights Agreement in any respect without the approval of the Rights Agent or any holders of the Rights. At any time when the Rights are no longer redeemable, the Company may supplement or amend the Rights Agreement without the approval of any holders of Rights Certificates in order to (i) cure any ambiguity, (ii) correct or supplement any provision in the Rights Agreement which may be defective or inconsistent with any other provisions therein, (iii) shorten or lengthen any time period in the Rights Agreement or (iv) change or supplement the provisions in the Rights Agreement in any manner which the Company may deem necessary or desirable; provided that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an affiliate or associate thereof), and no such amendment may cause the Rights again to become redeemable or cause the Rights Agreement again to become amendable other than in accordance with the Rights Agreement. No supplement or amendment may decrease the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Shares (or other consideration).

Description of Preferred Shares

     Preferred Shares that may be acquired upon exercise of the Rights will be nonredeemable and subordinate to any other preferred shares that may be issued by the Company but senior to the Common Shares.

     Following the first issuance of a Preferred Share or a fraction thereof, each Preferred Share will have a minimum preferential quarterly dividend rate of $1.00 per share when, as and if declared by the Board of Trust Managers out of funds legally available therefor, but will, in any event, be entitled to an aggregate dividend equal to 100 times the per share dividend declared on the Common Shares.

     In the event of liquidation, the holder of a Preferred Share will receive a preferred liquidation payment equal to the greater of $100 per Preferred Share or 100 times the amount per share paid in respect of a Common Share.

     Each Preferred Share will have 100 votes, voting together with the Common Shares.

     In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the per share amount paid in respect of each Common Share.

     The rights of holders of the Preferred Shares to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

     Because of the nature of the Preferred Shares" dividend, liquidation and voting rights, the economic value of the one one-hundredth of a Preferred Share that may be acquired upon the exercise of each Right should approximate the economic value of one Common Share.

     Additional information regarding the Rights is set forth in the Rights Agreement which is filed herewith as Exhibit 1 and incorporated herein by reference.

Item 2.  Exhibits

     The following exhibits to this Registration Statement on Form 8-A are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.


1. Rights Agreement, dated as of January 25, 2001, between the Company and Fleet National Bank, as Rights Agent, which includes exhibits as follows:
     Exhibit A - Statement of Designations of Series A Participating Preferred Shares; Exhibit B - Form of Rights Certificate; and Exhibit C - Summary of Rights to Purchase Preferred Shares.

2. Statement of Designations designating the Series A Participating Preferred Shares (attached as Exhibit A to the Rights Agreement filed as Exhibit 1 hereto). 3Form of Rights Certificate (attached as Exhibit B to the Rights Agreement filed as Exhibit 1 hereto).


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                          UNITED INVESTORS REALTY TRUST


 Dated: January 31, 2001   By: /s/ R. Steven Hamner
                           -------------------------
                           R. Steven Hamner
                           Vice President, Chief Financial Officer



                                  EXHIBIT INDEX

1. Rights Agreement, dated as of January 25, 2001, between the Company and Fleet National Bank, as Rights Agent, which includes exhibits as follows:
     Exhibit A - Statement of Designations of Series A Participating Preferred Shares; Exhibit B - Form of Rights Certificate; and Exhibit C - Summary of Rights to Purchase Preferred Shares.

2. Statement of Designations designating the Series A Participating Preferred Shares (attached as Exhibit A to the Rights Agreement filed as Exhibit 1 hereto).

3. Form of Rights Certificate (attached as Exhibit B to the Rights Agreement filed as Exhibit 1 hereto).

                         UNITED INVESTORS REALTY TRUST

                                       and

                      FLEET NATIONAL BANK, as Rights Agent


                                Rights Agreement


                          Dated as of January 25, 2001




                                TABLE OF CONTENTS


Section 1.  Certain Definitions................................................1

Section 2.  Appointment of Rights Agent........................................7

Section 3.  Issue of Right Certificates........................................8

Section 4.  Form of Right Certificates........................................10

Section 5.  Countersignature and Registration.................................11

Section 6.  Transfer, Split Up, Combination and Exchange of Right Certificates;
            Mutilated, Destroyed, Lost or Stolen Right Certificates...........12

Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights.....13

Section 8.  Cancellation and Destruction of Right Certificates................15

Section 9.  Availability of Preferred Shares..................................15

Section 10.  Preferred Shares Record Date.....................................17

Section 11.  Adjustment of Purchase Price, Number of Shares or Number of
             Rights...........................................................18

Section 12.  Certificate of Adjusted Purchase Price or Number of Shares.......32

Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning
             Power............................................................32

Section 14.  Fractional Rights and Fractional Shares..........................38

Section 15.  Rights of Action.................................................40

Section 16.  Agreement of Right Holders.......................................41

Section 17.  Right Certificate Holder Not Deemed a Shareholder................42

Section 18.  Concerning the Rights Agent......................................42

Section 19.  Merger or Consolidation or Change of Name of Rights Agent........43

Section 20.  Duties of Rights Agent...........................................44

Section 21.  Change of Rights Agent...........................................48

Section 22.  Issuance of New Right Certificates...............................50

Section 23.  Redemption.......................................................50

Section 24.  Exchange.........................................................51

Section 25.  Notice of Certain Events.........................................54

Section 26.  Notices..........................................................55

Section 27.  Supplements and Amendments.......................................56

Section 28.  Successors.......................................................57

Section 29.  Benefits of this Agreement.......................................57

Section 30.  Determination and Actions by the Board of Trust Managers.........57

Section 31.  Severability.....................................................58

Section 32.  Governing Law....................................................58

Section 33.  Counterparts.....................................................58

Section 34.  Descriptive Headings.............................................58

                                RIGHTS AGREEMENT

     This Agreement, dated as of January 25, 2001 ("Agreement"), between United Investors Realty Trust, a Texas real estate investment trust (the "Company"), and Fleet National Bank, as rights agent (the "Rights Agent").

                                R E C I T A L S:

     WHEREAS, at a meeting of the Board of Trust Managers of the Company duly called and held on January 25, 2001, at which a quorum was present and acting throughout, such Board of Trust Managers has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as such term is hereinafter defined) of the Company outstanding on February 6, 2001 (the "Record Date"), each Right representing the right to purchase one one-hundredth of a Preferred Share, upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined);

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares then outstanding, but shall not include an Exempt Person; provided, however, that if the Board of Trust Managers of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" has become such inadvertently (including, without limitation, because (i) such Person was unaware that it beneficially owned a percentage of Common Shares that would otherwise cause such Person to be an "Acquiring Person" or (ii) such Person was aware of the extent of its Beneficial Ownership of Common Shares but was unaware of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, and such Person, as promptly as practicable after being advised of such determination divested or divests himself or itself of Beneficial Ownership of a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person (other than an Exempt Person) shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of the share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person" unless upon the consummation of the acquisition of such additional Common Shares such Person does not own15% or more of the Common Shares then outstanding.

          (b) "Affiliate"  shall have the meaning  ascribed to such term in Rule
     12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

          (c) "Associate" shall have the meaning ascribed to such term in Rule l2b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

          (d) A Person shall be deemed the  "Beneficial  Owner" of and, shall be
     deemed  to  have   "Beneficial   Ownership"  of  and  shall  be  deemed  to
     "beneficially  own" any  securities:

               (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

               (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (I) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (II) securities which such Person has a right to acquire upon the exercise of Rights at any time prior to the time a Person becomes an Acquiring Person; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security by reason of such an agreement, arrangement or understanding if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act (as such term is hereinafter defined) and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B)) or disposing of any securities of the Company.

          Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding", when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then issued and outstanding which such Person would be deemed to own beneficially hereunder.

          (e) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

          (f) "Close of Business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that, if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

          (g) "Common Shares" whenused with reference to the Company shall mean the common shares, no par value per share, of the Company. "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock (or, in the case of an unincorporated entity, the equivalent equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

          (h)  "Common  Shares  equivalent"  shall have the meaning set forth in
     Section 11(a)(iii) hereof.

          (i) "Company" shall have the meaning set forth in the preamble hereof.

          (j) "current per share market price" shall have the meaning set forth in Section 11(d) hereof.

          (k) "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

          (l) "Distribution Date" shall have the meaning set forth in Section 3 hereof.

          (m) "Equivalent  Preferred Shares" shall have the meaning set forth in
     Section 11(b) hereof.

          (n) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (o) "Exchange Ratio" shall have the meaning set forth in Section 24(a) hereof.

          (p) "Exempt Person" shall mean the Company or any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan.

          (q)  "Final  Expiration  Date"  shall  have the  meaning  set forth in
     Section 7(a) hereof.

          (r) "Nasdaq" shall mean the National Association of Securities Dealers, Inc. Automated Quotations System.

          (s) "NYSE" shall mean the New York Stock Exchange, Inc.

          (t) "Person" shall mean any individual, firm, corporation, limited liability company, partnership, limited partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

          (u) "Preferred Shares" shall mean the Series A Participating Preferred Shares, no par value per share, of the Company having the rights and preferences set forth in the Form of Statement of Designations attached to this Agreement as Exhibit A.

          (v) "Purchase Price" shall have the meaning set forth in Section 7(b) hereof.

          (w) "Record Date" shall have the meaning set forth in the second paragraph hereof.

          (x) "Redemption Date" shall have the meaning set forth in Section 23(a) hereof.

          (y) "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

          (z) "Right" shall have the meaning set forth in the second paragraph hereof.


          (aa) "Right Certificate" shall have the meaning set forth in Section 3(a) hereof.

          (ab) "Rights Agent" shall have the meaning set forth in the preamble hereof.

          (ac) "Section 11(a)(iii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

          (ad) "Security" shall have the meaning set forth in Section 11(d) hereof.

          (ae) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, provided, that if such Person is determined not to have become an Acquiring Person pursuant to Section 1(a) hereof, then no Shares Acquisition Date shall be deemed to have occurred.

          (af) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          (ag) "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

          (ah) "Summary of Rights" shall have the meaning set forth in Section 3(b) hereof.

          (ai) "Trading Day" shall have the meaning set forth in Section 11(d) hereof.

     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall, prior to the Distribution Date, also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent.

     Section 3. Issue of Right  Certificates.

          (a) Until the earlier of (i) the tenth day after the Shares Acquisition Date (or, if the tenth day after the Shares Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or
     (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Trust Managers of the Company prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of any Person (other than an Exempt Person) to commence, a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, at the expense of the Company, send) by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

          (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

          (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c) that are subsequently issued or distributed by the Company) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

               This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between United Investors Realty Trust and Fleet National Bank, dated as of January 25, 2001, as it may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of United Investors Realty Trust. Under certain circumstances, as set forth in the Rights Agreement, such Rights (as defined in the Rights Agreement) may be redeemed or be evidenced by separate certificates and no longer be evidenced by this certificate. United Investors Realty Trust will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person (as defined in the Rights Agreement) who becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), and certain transferees thereof, will become null and void and will no longer be transferable.

          With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

     Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or the Nasdaq or to conform to usage. Subject to the provisions of Sections 11, 13 and 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein, but the number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

     Section 5.  Countersignature  and Registration.

     (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate although at the date of the execution of this Rights Agreement any such Person was not such an officer.

     (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

     Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon, the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

     (b) Subject to the provisions of Section 11(a)(ii) hereof, at any time after the Distribution Date and prior to the close of business on the Final Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     Section 7. Exercise of Rights;  Purchase Price;  Expiration Date of Rights.

     (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on February 6, 2011 (the "Final Expiration Date") or (ii) the time at which such Rights are exchanged as provided in Section 24 hereof.

     (b) The Purchase Price for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $13, and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof (the "Purchase Price") and shall be payable in lawful money of the United States of America in accordance with paragraph (c) of this Section 7.

     (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent of the Preferred Shares with such depositary agent) and the Company hereby directs such depositary agent to comply with such request; (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof; (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.

     (d) Except as otherwise provided herein, in case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

     (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 hereof or this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of assignment or election to purchase set forth on the reverse side of the Rights Certificate surrendered for such transfer or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof as the Company shall reasonably request.

     Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and, in such case, shall deliver a certificate of destruction thereof to the Company.

     Section 9.  Availability of Preferred Shares.

     (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

     (b) So long as the Preferred Shares (and, following the time that a Person becomes an Acquiring Person, Common Shares and other securities) issuable upon the exercise of Rights may be listed or admitted to trading on any national securities exchange or quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on any such exchange or quotation system, as the case may be, upon official notice of issuance upon such exercise.

     (c) From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary to permit the issuance of Preferred Shares (and following the time that a Person first becomes an
Acquiring Person, Common Shares and other securities) upon the exercise of Rights, to register and qualify such Preferred Shares (and following the time that a Person first becomes an Acquiring Person, Common Shares and other securities) under the Securities Act and any applicable state securities or "Blue Sky" laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Final Expiration Date. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

     (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

     Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Preferred Shares or other securities or property covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any of its capital shares in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of capital shares issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of capital shares which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the capital shares of the Company issuable upon exercise of one Right.

     (ii) Subject to Sections 23 and 24 of this Agreement, in the event any Person becomes an Acquiring Person, then (A) the Purchase Price shall be adjusted to be the Purchase Price in effect immediately prior to such Person becoming an Acquiring Person multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such Person becoming an Acquiring Person, whether or not such Right was then exercisable, and (B) each holder of a Right, except as otherwise provided in this Section 11(a)(ii) and Subsection 11(a)(iii) hereof, shall thereafter have the right to receive, upon exercise at a price equal to the Purchase Price (as so adjusted), in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 11(d) hereof) on the date such Person became an Acquiring Person; provided, however, that the Purchase Price and the number of Common Shares so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with Section 11(f) hereof. In the event that any Person becomes an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action that would eliminate or diminish the benefits intended to be afforded by the Rights. Notwithstanding anything in this Agreement to the contrary, however, from and after the time (the "invalidation time") when any Person first becomes an Acquiring Person, any Rights that are beneficially owned by (x) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (y) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the invalidation time or (z) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the invalidation time pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which the Board of Trust Managers has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees of such Persons, shall be void without any further action, and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. From and after the invalidation time, no Right Certificate shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become void pursuant to the provisions of this paragraph, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of this paragraph shall be cancelled. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section 11(a)(ii).

     (iii) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the excess of (1) the value of the Common Shares issuable upon the exercise of a Right in accordance with the foregoing subparagraph (ii) (the "Current Value") over (2) the then current Purchase Price multiplied by the number of one one-hundredths of Preferred Shares for which a Right was exercisable immediately prior to the time that the Acquiring Person became such (such excess, the "Spread"), and (B) with respect to each Right (other than Rights which have become void pursuant to Section 11(a)(ii)), make adequate provision to substitute for the Common Shares issuable in accordance with the foregoing subparagraph (ii) upon exercise of the Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Preferred Shares or other equity securities of the Company (including, without limitation, preferred shares or fractions of preferred shares which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the Common Shares, are deemed in good faith by the Board of Trust Managers to have substantially the same value as the Common Shares (such preferred shares or fractions of preferred shares are hereinafter referred to as "Common Shares equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having a value which, when added to the value of the Common Shares actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board of Trust Managers upon the advice of a nationally recognized investment banking firm selected in good faith by the Board of Trust Managers; provided, however, that if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within 30 days (the "Section 11(a)(iii) Trigger Date") following the date that the Acquiring Person became such, then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), and then, if necessary, such number of fractions of Preferred Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If, upon the date any Person becomes an Acquiring Person, the Board of Trust Managers shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, then, if the Board of Trust Managers so elects, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(iii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such 30-day period, as it may be extended, is herein called the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current per share market price (as determined pursuant to Section 11(d)(i)) on the
Section 11(a)(iii) Trigger Date and the per share or fractional value of any "Common Share equivalent" shall be deemed to equal the current per share market price of the Common Shares. The Board of Trust Managers of the Company may, but shall not be required to, establish procedures to allocate the right to receive Common Shares upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

     (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the capital shares of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Trust Managers of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

     (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend, a dividend necessary to retain the Company's status for federal income tax purposes as a real estate investment trust or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Trust Managers of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the capital shares of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (d)(i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Security is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Trust Managers of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange or quotation system on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

     (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by 100. If neither the Common Shares nor the Preferred Shares is publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Trust Managers of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights.

     (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which require such adjustment and (ii) the date of the expiration of the right to exercise any Rights.

     (f) If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any capital shares of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Shares shall apply on like terms to any such other shares.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h) Unless the Company  shall have  exercised  its  election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one ten-thousandth of a Preferred Share) obtained by (A) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (B) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, such record date shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares or other capital shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares or other such shares at such adjusted Purchase Price.

     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital shares or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital shares or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in the sole discretion of its Board of Trust Managers, shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

     (n) In the event that, at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then, in any such case, the Rights associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction, of which the numerator shall be equal to the number of Common Shares outstanding immediately prior to the occurrence of the event and of which the denominator shall be equal to the total number of Common Shares outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

     Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 23 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be obligated or responsible for calculating any adjustment nor shall it be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.


     Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

     (a)In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (i) the Company shall consolidate with, or merge with and into, any other Person, (ii) any Person shall consolidate with the
Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly owned Subsidiaries), then, and in each such case, proper provision shall be made so that (A) each holder of a Right (other than Rights that have become void pursuant to Section 11(a)(ii)) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of validly issued, fully paid and non-assessable and freely tradeable shares of Common Stock of the Principal Party (as defined herein), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (I) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (II) 50% of the then current per share market price of the Common Stock of such Principal Party (determined in accordance with Section 11(d)(i) hereof) on the date of consummation of such consolidation, merger, sale or transfer; provided that the Purchase Price and the number of shares of Common Stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in Section 11(f) hereof to reflect any events occurring in respect of such Principal Party after the date of such consolidation, merger, sale or transfer; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such Principal Party; and (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of Common Stock in accordance with Section 9 hereof) in connection with such consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Stock of the Principal Party receivable upon the exercise of a Right pursuant to this
Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

     (b) As used in this Section 13, "Principal Party" shall mean


          (i) in the case of any transaction described in clause (i) or (ii) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which the Common Shares are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the shares of Common Stock of which have the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued,
     (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the shares of Common Stock of which have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation; and


          (ii) in the case of any transaction described in clause (iii) of the first sentence in Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest aggregate market value of shares outstanding; provided, however, that in any such case described in the foregoing clause (b)(i) or (b)(ii), if the Common Stock of such Person is not at such time or has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term "Principal Party" shall refer to such other Person, or
     (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, and the Common Stock of all of such persons have been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

     (c) The Company shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) hereof unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:

          (i) prepare and file a  registration  statement  under the  Securities
     Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date, and similarly comply with applicable state securities laws;

          (ii) use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on the NYSE or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the NYSE or such securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on the NYSE or a national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be reported by such other system then in use;

          (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

          (iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

     (d) In case the Principal Party has provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its corporate affairs, which provision would have the effect of
(i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then current market price per share thereof (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then current market price, or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

     (e) The Company covenants and agrees that it shall not, at any time after a Person first becomes an Acquiring Person, enter into any transaction of the type contemplated by any of clauses (i) - (iii) of Section 13(a) hereof if (x) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (z) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

     Section 14. Fractional Rights and Fractional Shares.

     (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Rights are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Trust Managers of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Trust Managers of the Company shall be used.

     (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

     (c) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares upon the exercise or exchange of Rights. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share (as determined in accordance with Section 14(a) hereof) for the Trading Day immediately prior to the date of such exercise or exchange.

     (d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

     Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement. Section
16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Shares;

     (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or agency of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

     (c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

     Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of trust managers or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18.  Concerning the Rights Agent.

     (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The indemnification provided for hereunder shall survive the expiration of the Rights and the termination of this Agreement. The costs and expenses incurred in enforcing this right of indemnification shall also be paid by the Company.

     (b) The Rights Agent may conclusively rely upon and shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

     Section 19. Merger or  Consolidation or Change of Name of Rights Agent.

     (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right
Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound, and no implied duties or obligations shall be read into this Agreement against the Rights Agent:

     (a) Before the Rights Agent acts or refrains from acting, it may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void in accordance with Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

     (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct.

     (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof), the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

     (k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

     (l) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate, Associate or Subsidiary) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and, at the expense of the Company, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Trust Managers to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the Final Expiration Date, the Company may with respect to Common
Shares  so  issued  or sold  pursuant  to  (i) the  exercise  of stock  options,
(ii) under any employee plan or arrangement, (iii) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company or (iv) a contractual obligation of the Company in each case existing prior to the Distribution Date, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale.

     Section 23. Redemption.

     (a) The Board of Trust Managers of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any share split, share dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board of Trust Managers of the Company may be made effective at such time and on such date (the "Redemption Date"), on such basis and with such conditions as the Board of Trust Managers of the Company, in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the current per share market price of the Common Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board of Trust Managers.

     (b) Immediately upon the action of the Board of Trust Managers of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this
Section 23 (or at such later time as the Board of Trust Managers may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Trust Managers of the Company ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

         Section 24.  Exchange.

     (a) The Board of Trust Managers of the Company may, at its option, at any time after any Person first becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any share split, share dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Trust Managers of the Company shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this
Section 24(a). The exchange of the Rights by the Board of Trust Managers may be made effective at such time, on such basis and with such conditions as the Board of Trust Managers in its sole discretion may establish.

     (b) Immediately upon the action of the Board of Trust Managers of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this
Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights hold by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

     (c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

     (d) The Company shall not be required to issue fractions of a Common Share or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this
Section 24(d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) or the last sentence of Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

     Section 25. Notice of Certain Events.

     (a) In case the Company shall at any time after the earlier of the Distribution Date and the Shares Acquisition Date propose (i) to pay any dividend payable in shares of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its
Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision or combination of outstanding Preferred Shares), (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such share dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

     (b) In case the event set forth in Section 11(a)(ii) or Section 13 hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate (or if occurring prior to the Distribution Date, the holders of the Common Shares), in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) or Section 13 hereof, as the case may be.

     Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by registered or certified mail and deemed given upon receipt, addressed (until another address is filed in writing with the Rights Agent) as follows:

                            United Investors Realty
                            Trust 5847 San Felipe, Suite 850
                            Houston, Texas 77057
                            Attention: R. Steven Hamner

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sent by registered or certified mail and shall be deemed given upon receipt, and addressed (until another address is filed in writing with the Company) as follows:


                           Fleet National Bank
                           c/o EquiServe Limited Partnership
                           150 Royall Street
                           Canton, Massachusetts 02021
                           Attention: Client Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 27. Supplements and Amendments. Except as otherwise provided in this Section 27, for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of the Rights Agent or any holders of the Rights. At any time when the Rights are no longer redeemable, except as otherwise provided in this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder, or (iv) change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such amendment may cause the Rights again to become redeemable or cause the Agreement again to become amendable other than in accordance with this sentence. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which decreases the Redemption Price. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Rights Agent under this Agreement will be effective against the Rights Agent without the execution of such supplement or amendment by the Rights Agent.

     Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

     Section 30. Determination and Actions by the Board of Trust Managers. The Board of Trust Managers of the Company shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board of Trust Managers of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights prior to any Person becoming an Acquiring Person or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Trust Managers of the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties, and (y) not subject the Board of Trust Managers to any liability to the holders of the Rights.

     Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


     Section 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

                                        UNITED INVESTORS REALTY TRUST

                                        By: /s/ R. Steven Hamner
                                        -------------------------
                                        R. Steven Hamner
                                        Vice President, Chief Financial Officer




                                       FLEET NATIONAL BANK,
                                       as Rights Agent

                                       By: /s/ Michael J. Connor
                                       -------------------------
                                       Michael J. Connor
                                       Managing Director, Client Administration



                                    Exhibit A

                          STATEMENT OF DESIGNATIONS OF

                             SERIES A PARTICIPATING

                PREFERRED SHARES OF UNITED INVESTORS REALTY TRUST

                            (Pursuant to Section 3.30
                                     of the
                     Texas Real Estate Investment Trust Act)

     United Investors Realty Trust, a real estate investment trust (the "Company") organized and existing under the Texas Real Estate Investment Trust Act (the "Texas REIT Act"), hereby certifies that the following resolution was duly adopted by the Board of Trust Managers of the Company at a meeting duly called and held on January 25, 2001 and that, pursuant to the authority conferred upon the Board of Trust Managers of the Company by the First Amended and Restated Declaration of Trust (the "Declaration of Trust"), the Board of Trust Managers on such date classified unissued preferred shares of the Company, and the description of the preferred shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, as set by the Board of Trust Managers, are as follows:

     WHEREAS, the Company's Declaration of Trust authorizes a total of 550,000,000 capital shares, consisting of 20,000 preferred shares, par value $100 per share, 49,980,000 preferred shares, no par value per share (collectively, the "Preferred Shares"), issuable from time to time in one or more series, and 500,000,000 common shares, no par value per share (the "Common Shares"), issuable from time to time; and

     WHEREAS, pursuant to the authority vested in the Board of Trust Managers of the Company (hereinafter called the "Board of Trust Managers" or the "Board") in accordance with the Texas REIT Act and the Company's Declaration of Trust, the Board of Trust Managers is authorized by resolution duly adopted, to designate Preferred Shares to be issued, in one or more series, to provide for the designations thereof of the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof;

     NOW, THEREFORE BE IT RESOLVED, that pursuant to the authority granted to and vested in the Board of Trust Managers of the Company in accordance with the provisions of the Texas REIT Act and the Declaration of Trust, a Series A Participating Preferred Shares of the Company is hereby created, with the designations thereof and the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof as set forth below:


                                       A-7

     Section 1. Designation and Amount. The shares of such series shall be designated as "Class A Participating Preferred Shares" (the "Series A Preferred Shares") and the number of shares constituting the Series A Preferred Shares shall be 5,000,000. Such number of shares may be increased or decreased by resolution of the Board of Trust Managers; provided that no decrease shall reduce the number of shares of Series A Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Shares.

     Section 2.  Dividends and Distributions.

     (A) Subject to the rights of the holders of any shares of any series of Preferred Shares ranking prior and superior to the Series A Preferred Shares with respect to dividends, the holders of Series A Preferred Shares, in preference to the holders of Common Shares, no par value per share, of the Company (the "Common Shares") and of any other shares of the Company ranking junior to the Series A Preferred Shares, shall be entitled to receive, when, as and if declared by the Board of Trust Managers out of funds legally available therefor, quarterly dividends payable in cash on the last day of January, April, July, and October in each year (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 and (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Shares. In the event that the Company shall at any time after February 6, 2001 (the "Record Date") declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of Class A Preferred Shares were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     (B) The Company shall declare a dividend or distribution on the Series A Preferred Shares as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in shares of Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Shares shall nevertheless be payable, when, as and if declared, on such subsequent Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative, whether or not earned or declared, on outstanding shares of Series A Preferred Shares from the Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Shares entitled to receive a quarterly dividend and before such Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Trust Managers may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of Series A Preferred Shares shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth and except as otherwise provided in the Declaration of Trust or required by law, each Series A Preferred Share shall entitle the holder thereof to 100 votes on all matters upon which the holders of the Common Shares of the Company are entitled to vote. In the event the Company shall at any time after the Record Date declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, in the Declaration of Trust or in any other Statement of Designations creating a series of Preferred Shares or any similar shares, except as otherwise required by law, the holders of Series A Preferred Shares and the holders of Common Shares and any other capital shares of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

     (C) Except as set forth herein, or as otherwise provided by law or the Declaration of Trust, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

     Section 4.  Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Class A Preferred Shares as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not earned or declared, on Series A Preferred Shares outstanding shall have been paid in full, the Company shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares, provided that the Company may at any time redeem, purchase or otherwise acquire any such junior shares in exchange for any shares of the Company ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Shares or rights, warrants or options to acquire such junior shares; or

          (iv) redeem or purchase or otherwise acquire for consideration any Class A Preferred Shares, or any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Trust Managers) to all holders of such shares upon such terms as the Board of Trust Managers, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any Series A Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued Preferred Shares and may be reissued as part of a new series of Preferred Shares to be created by resolution or resolutions of the Board of Trust Managers, subject to any conditions and restrictions on issuance set forth herein.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to the holders of the Common Shares or of any other shares of the Company ranking junior, upon liquidation, dissolution or winding up, to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received $100 per share, plus an amount equal to accrued and unpaid dividend distributions thereon, whether or not earned or declared, to the date of such payment, provided that the holders of Series A Preferred Shares shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares, or (B) to the holders of shares ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Shares, except distributions made ratably on the Series A Preferred Shares and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Preferred Shares liquidation preference and the liquidation preferences of all other classes and series of shares of the Company, if any, that rank on a parity with the Series A Preferred Shares in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred Shares and the holders of such parity shares in the proportion to their respective liquidation preferences. In the event the Company shall at any time after the Record Date declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In the case the Company shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are converted into, exchanged for or changed into other stock or securities, cash and/or any property, then in any such case each Series A Preferred Share shall at the same time be similarly converted into, exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is converted, exchanged or converted. In the event the Company shall at any time after the Record Date declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the conversion, exchange or change of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     Section 8. No Redemption. The Series A Preferred Shares shall not be redeemable from any holder.

     Section 9. Rank. The Series A Preferred Shares shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, junior to all other series of Preferred Shares and senior to the Common Shares.

     Section 10. Amendment. If any proposed amendment to the Declaration of Trust (including this Statement of Designations) would alter, change or repeal any of the preferences, powers or special rights given to the Series A Preferred Shares so as to affect the Series A Preferred Shares adversely, then the holders of the Series A Preferred Shares shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of a majority of the outstanding Series A Preferred Shares, voting separately as a class, shall be necessary for the adoption thereof.

     Section 11. Fractional Shares. Series A Preferred Shares may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Shares.

     IN WITNESS WHEREOF, this Statement of Designations has been executed on behalf of the Company by its President and Chief Executive Officer and attested by its Secretary this 25th day of January, 2001.

                                          UNITED INVESTORS REALTY TRUST


                                          By: /s/ R. Steven Hamner
                                          ------------------------
                                          R. Steven Hamner
                                          Vice Presient, Chief Financial Officer

Attest: /s/ Randall D. Keith
----------------------------
Randalll D. Keith
Chief Operating Officer


THE STATE OF TEXAS

COUNTY OF HARRIS


     On _________________ __, 2001, personally appeared before me, a Notary Public, _______________________________ and _____________________________, who
acknowledged that they executed the above instrument.




                                                            (Notary Public)


(Seal)


                                       B-6

                                    Exhibit B
                            Form of Right Certificate

Certificate No. R-                                                        Rights

NOT EXERCISABLE AFTER FEBRUARY 6, 2011 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                          United Investors Realty Trust

     This certifies that                           ,  or registered  assigns, is
the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of January 25, 2001 (the "Rights Agreement"), between United Investors Realty Trust, a Texas real estate investment trust (the "Company"), and Fleet National Bank, as rights agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on February 6, 2011 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one-hundredth of a fully paid non-assessable Series A Participating Preferred Share, no par value per share, of the Company (the "Preferred Shares") at a purchase price of $13 (subject to adjustment as provided in the Rights Agreement) per one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of February 6, 2001, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

     This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $0.01 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Shares, no par value per share.

     No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but, in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof as such, any of the rights of a shareholder of the Company or any right to vote for the election of trust managers or upon any matter submitted to shareholders of the Company at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile  signature of the proper  officers of the Company and
its seal. Dated as of                 ,           .


                          UNITED INVESTORS REALTY TRUST


 Dated: January 31, 2001                By: /s/ R. Steven Hamner
                                        -------------------------
                                        R. Steven Hamner
                                        Vice President, Chief Financial Officer


Attest: /s/ Randall D. Keith
----------------------------
Randalll D. Keith
Chief Operating Officer


Countersigned:


                                        FLEET NATIONAL BANK,
                                        as Rights Agent

                                        By: /s/ Michael J. Connor
                                        -------------------------
                                        Michael J. Connor
                                        Managing Director, Client Administration


                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)


     FOR VALUE  RECEIVED                   hereby sells,
assigns                   and                   transfers                   onto

(Please print name and address of transferee)this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably
constitute  and appoint                                   Attorney,  to transfer
the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:              ,
Signature Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement). Signature


              Form of Reverse Side of Right Certificate - continued

                          FORM OF ELECTION TO PURCHASE

                  (To be executed if holder desires to exercise
                  Rights represented by the Right Certificate)

To:      United Investors Realty Trust

     The undersigned hereby irrevocably elects to exercise
Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:


                         United Investors Realty Trust
             (Exact name of registrant as specified in its charter)

                                Texas 76-0265701
  (State of incorporation or organization) (I.R.S. Employer Identification No.)

                           5847 San Felipe, Suite 850
                              Houston, Texas 77057
               (Address of principal executive office) (Zip Code)


If such  number of Rights  shall not be all the Rights  evidenced  by this Right
Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

                         United Investors Realty Trust
             (Exact name of registrant as specified in its charter)

                                Texas 76-0265701
  (State of incorporation or organization) (I.R.S. Employer Identification No.)

                           5847 San Felipe, Suite 850
                              Houston, Texas 77057
               (Address of principal executive office) (Zip Code)


Dated: January 25, 2001   By: /s/ R. Steven Hamner
                           -------------------------
                           R. Steven Hamner
                           Vice President, Chief Financial Officer

Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                           By: /s/ R. Steven Hamner
                           -------------------------
                           R. Steven Hamner
                           Vice President, Chief Financial Officer

                                     NOTICE

     The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.


                                    Exhibit C

                 SUMMARY OF RIGHTS TO PURCHASE PREFERRED-SHARES

     On January 25, 2001, the Board of Trust Managers of United Investors Realty Trust (the "Company") declared a dividend distribution of one preferred share purchase right (a "Right") for each outstanding common share, no par value per share ("Common Shares"), of the Company. The distribution is payable on February 6, 2001 (the "Record Date") to the shareholders of record as of the close of business on that date. Each Right entitles the registered holder thereof to purchase from the Company one one-hundredth of a Series A Participating Preferred Share, no par value per share, of the Company (the "Preferred Shares") at a price of $13, subject to adjustment. The following is a summary of the Rights; the full description and terms of the Rights are set forth in a Rights Agreement, dated as of January 25, 2001 (the "Rights Agreement"), between the Company and Fleet National Bank, as Rights Agent (the "Rights Agent").

     Copies of the Rights Agreement and the Statement of Designations of the Preferred Shares have been filed with the Securities and Exchange Commission as exhibits to a Registration Statement on Form 8-A. Copies of the Rights Agreement and the Statement of Designations can also be obtained at http://www.sec.gov, an Internet site maintained by the Securities and Exchange Commission on the world wide web and are also available from the Company free of charge. This summary description of the Rights and the Preferred Shares does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Rights Agreement and the Statement of Designations, including the definitions therein of certain terms, which Rights Agreement and Statement of Designations are incorporated herein by reference.

The Rights Agreement

     Initially, the Rights will attach to all certificates representing outstanding Common Shares, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Shares and the Distribution Date will occur upon the earlier of (i) the tenth day after the first date of public announcement by the Company or an Acquiring Person (as hereinafter defined) that an Acquiring Person has become such (or, if such tenth day occurs before the Record Date, the close of business on the Record Date) or
(ii) the tenth business day (or such later date as may be determined by action of the Board of Trust Managers prior to the time a person becomes an Acquiring Person) after the date of the commencement by any person (other than an Exempt Person (as hereinafter defined)) of, or of the first public announcement of the intention of any person (other than an Exempt Person) to commence, a tender offer or exchange offer the consummation of which would result in any person becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date").

     The term "Acquiring Person" means any person who or which, together with all of its affiliates and associates, shall be the beneficial owner of 15% or more of the outstanding Common Shares, but shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company or any entity holding Common Shares of the Company for or pursuant to the terms of any such plan (any such excepted person being an "Exempt Person"). If the Board of Trust Managers of the Company determines in good faith that a person who would otherwise be an Acquiring Person has become such inadvertently (including, without limitation, because (i) such person was unaware that it beneficially owned a percentage of Common Shares that would otherwise cause such person to be an Acquiring Person or (ii) such person was aware of the extent of its beneficial ownership of Common Shares but was unaware of the consequences of such beneficial ownership under the Rights Agreement) and without any intention of changing or influencing control of the Company, and such person, as promptly as practicable after being advised of such determination divested or divests himself or itself of beneficial ownership of a sufficient number of Common Shares so that such person would no longer be and Acquiring Person, then such person shall not be deemed to be or to have become an Acquiring Person for any purpose under the Rights Agreement.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights to Purchase Preferred Shares being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on February 6, 2011 (the "Expiration Date").

     The Purchase Price payable, and the number of one one-hundredths of a Preferred Share or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a dividend payable in Preferred Shares on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends, dividends necessary to retain the Company's status for federal income tax purposes as a real estate investment trust or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to in
(ii) above).

     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a share split of the Common Shares or a dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of Common Shares occurring, in any such case, prior to the Distribution Date.

     In the event that, at any time after a person becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or more than 50% of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right (the "Flip-Over Right").

     In the event that a person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right (other than the Acquiring Person and its affiliates and associates) will thereafter have the right to receive upon exercise that number of Common Shares (or, under certain circumstances, cash, other equity securities or property of the Company) having a market value equal to two times the Purchase Price of the Rights (the "Flip-In Right"). Upon the occurrence of the foregoing event giving rise to the exercisability of the Rights, any Rights that are or were at any time owned by an Acquiring Person shall become void.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. Upon exercise of the Rights, no fractional Preferred Shares will be issued other than fractions which are integral multiples of one one-hundredth of a Preferred Share; cash will be paid in lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share. The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of fractional Rights, there shall be paid to the registered holders of the Rights Certificates with respect to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.

     At any time after any person or group becomes an Acquiring Person, and prior to the acquisition by any person or group of 50% or more of the outstanding Common Shares, the Company may exchange the Rights (other than Rights owned by the Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one Common Share per one one-hundredth of a Preferred Share (subject to adjustment).

     At any time prior to such time as any person becomes an Acquiring Person, the Board of Trust Managers of the Company may, at its option, redeem the Rights in whole, but not in part, at a price of $0.01 per Right, appropriately adjusted to reflect any share split, share dividend or similar transaction (the "Redemption Price"). Immediately upon any redemption of the Rights described in this paragraph, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price.

     For so long as the Rights are then redeemable, the Company may, in its sole and absolute discretion, supplement or amend any provision of the Rights Agreement in any respect without the approval of the Rights Agent or any holders of the Rights. At any time when the Rights are no longer redeemable, the Company may supplement or amend the Rights Agreement without the approval of any holders of Rights Certificates in order to (i) cure any ambiguity, (ii) correct or supplement any provision in the Rights Agreement which may be defective or inconsistent with any other provisions therein, (iii) shorten or lengthen any time period in the Rights Agreement or (iv) change or supplement the provisions in the Rights Agreement in any manner which the Company may deem necessary or desirable; provided that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an affiliate or associate thereof), and no such amendment may cause the Rights again to become redeemable or cause the Rights Agreement again to become amendable other than in accordance with the Rights Agreement. No supplement or amendment may decrease the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Shares (or other consideration).

Description of Preferred Shares

     Preferred Shares that may be acquired upon exercise of the Rights will be nonredeemable and subordinate to any other preferred shares that may be issued by the Company but senior to the Common Shares.

     Following the first issuance of a Preferred Share or a fraction thereof, each Preferred Share will have a minimum preferential quarterly dividend rate of $1.00 per share when, as and if declared by the Board of Trust Managers out of funds legally available therefor, but will, in any event, be entitled to an aggregate dividend equal to 100 times the per share dividend declared on the Common Shares.

     In the event of liquidation, the holder of a Preferred Share will receive a preferred liquidation payment equal to the greater of $100 per Preferred Share or 100 times the amount per share paid in respect of a Common Share.

     Each Preferred Share will have 100 votes, voting together with the Common Shares.

     In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the per share amount paid in respect of each Common Share.

     The rights of holders of the Preferred Shares to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the economic value of the one one-hundredth of a Preferred Share that may be acquired upon the exercise of each Right should approximate the economic value of one Common Share.